UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 2, 2010

ACCREDITED MEMBERS HOLDING CORPORATION
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commision File Number	IRS Employer Identification No

2 N. Cascade Ave, #1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

7660 Goddard Street, Suite 100
 Colorado Springs, CO 80920
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010 Mark Labertew (age 52) was appointed as the Chief Executive Officer and Chief Financial Officer of Accredited Members Holding Corporation (the “Company”).  Upon his appointment, the Company did not enter into an employment agreement with Mr. Labertew, however, the Company has agreed to pay Mr. Labertew an annual salary of $180,000, and granted Mr. Labertew an option to purchase 1 million shares of the Company’s common stock (subject to a vesting schedule).

There have not been any transactions, or proposed transactions, between the Company and Mr. Labertew in which Mr. Labertew had or will have a direct or indirect material interest.  There are no family relationships among Mr. Labertew and any of the Company’s executive officers or directors.

Mr. Labertew has held a number of executive level positions during his professional career and has worked for various early stage companies.  Prior to joining the Company Mr. Labertew served as an executive officer of BioNovix, Inc. (as its chief executive officer from 2007 – 2010; and as its chief financial officer from 2005-2007), and was involved in various aspects of BioNovixs' organizational and promotional activities starting in 2005.  BioNovix is a private company engaged in the design, packing and distribution of nutritional liquid, tablet and powder supplements.  From 2001 to 2005 Mr. Labertew served as the chief operations officer of BioCare, a private company engaged in the dietary and nutritional supplement industry.   From 1995-2000 Mr. Labertew was the chief executive officer of VPN Communications, Inc. a start-up information technology company.  Additionally, Mr. Labertew served as audit supervisor for KPMG from 1985 – 1991.  Mr. Labertew received a bachelors of science degree in financial accounting and is a certified public accountant (Arizona).  Mr. Labertew is not a director of any public companies.

Effective August 2, 2010 J.W. Roth ceased serving as the Company’s Chief Executive Officer and David Lavigne ceased serving as the Company’s Chief Financial Officer.  Mr. Roth and Mr. Lavigne were appointed to those positions in late May while the Company searched for permanent persons to fill those positions.  Mr. Roth and Mr. Lavigne will continue to serve on the Company’s Board of Directors and also continue to be actively involved in the Company’s operations.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of August 2010.

Accredited Members Holding Corporation

By:	/s/ J.W. Roth
Co-Chairman